CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement [Form 20-F/A Amendment No. 3] of our report dated July 22, 2005 (except for Notes 13 (a) and (b) which are as of August 29 and 31, 2005 respectively) with respect to the consolidated financial statements of Grandview Gold Inc. (formerly Consolidated Grandview Inc.) for the years ended May 31, 2005, 2004, and 2003.

____________________________
McCarney Greenwood LLP
Chartered Accountants

Toronto, Canada
December 18, 2005

McCarney Greenwood LLP Chartered Accountants 10 Bay Street, Suite 900 Toronto, ON M5J 2R8 T 416 362 0515 F 416 362 0539